Exhibit 10.2
AMENDMENT NO. 1 TO LOAN AGREEMENT
     This Amendment No. 1 (the “Amendment”) dated as of April 17, 2009, is among Bank of America, N.A. (the “Bank”), California Water Service Group, CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc. (collectively, the “Borrowers”).
RECITALS
     A. The Bank and the Borrowers entered into a certain Loan Agreement dated as of May 30, 2007 (together with any previous amendments, the “Agreement”).
     B. The Bank and the Borrowers desire to amend the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
     2. Amendments. The Agreement is hereby amended as follows:
          2.1 Paragraph 1.2 is hereby amended to read in its entirety as follows:
          1.2 Availability Period. The line of credit is available between the date of this Agreement and the date that is three hundred and sixty-four (364) days after the date of that certain Amendment No. 1 to Loan Agreement among the Bank and the Borrowers that amends this Agreement, or such earlier date as the availability period may terminate as provided in this Agreement (the “Facility No. 1 Expiration Date”).
          2.2 Paragraph 1.4(a) is hereby amended to read in its entirety as follows:
          (a) The interest rate is a rate per year equal to the Bank’s Prime Rate minus 0.75 percentage point.
          2.3 Paragraph 1.5(a) is hereby amended to read in its entirety as follows:
          (a) The LIBOR Rate plus 1.0 percentage point.
          2.4 Paragraph 3.1(a) is hereby amended to read in its entirety as follows:
          (a) Unused Commitment Fee. The Borrowers agree to pay a fee on any difference between the Facility No. 1 Commitment and the amount of credit they actually use, determined by the average of the daily amount of credit outstanding during the specified period. The fee will be calculated in arrears at 0.15% per year. The calculation of credit outstanding shall include the undrawn amount of letters of credit.

This fee is due on June 30, 2009, and on the last day of each following quarter until the expiration of the availability period.
     3. Representations and Warranties. When the Borrowers sign this Amendment, each Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which such Borrower is bound, and (d) if such Borrower is a business entity or a trust, this Amendment is within such Borrower’s powers, has been duly authorized, and does not conflict with any of such Borrower’s organizational papers.
     4. Condition. This Amendment will be effective when the Bank receives, in form acceptable to the Bank, payment by the Borrowers of all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.
     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.

By	/s/ Thomas R. Sullivan
Thomas R. Sullivan, Senior Vice President

California Water Service Group

By	/s/ Martin Kropelnicki Martin Kropelnicki, Vice President, Chief Financial Officer and Treasurer

CWS Utility Services

By	/s/ Martin Kropelnicki Martin Kropelnicki, Vice President, Chief Financial Officer and Treasurer

New Mexico Water Service Company

By	/s/ Martin Kropelnicki Martin Kropelnicki, Vice President, Chief Financial Officer and Treasurer

Washington Water Service Company

By	/s/ Martin Kropelnicki Martin Kropelnicki, Vice President, Chief Financial Officer and Treasurer

Hawaii Water Service Company, Inc.

By	/s/ Martin Kropelnicki Martin Kropelnicki, Vice President, Chief Financial Officer and Treasurer